Exhibit 99.1

Contact:
Jason D. Feldman
Vice President, Treasury & Investor Relations
203-363-7329
www.craneco.com

Crane Company Reports Second Quarter 2023 Results and Raises Full Year EPS Guidance

Second Quarter 2023 Highlights
•Earnings from continuing operations per diluted share (EPS) of $0.75 and adjusted EPS of $1.10.
•Core year-over-year sales growth of 5% and core year-over-year backlog growth of 15%.
•Year-over-year growth in operating profit from continuing operations of 44%, and year-over-year growth in adjusted operating profit from continuing operations of 30%.
•Raising adjusted EPS guidance to a range of $3.80-$4.10, from prior range of $3.60-$3.90.
•Declaring third quarter 2023 dividend of $0.18 per share.

STAMFORD, CONNECTICUT - July 25, 2023 - Crane Company ("Crane," NYSE: CR) today announced its financial results for the second quarter of 2023 and updated its full-year outlook.
Max Mitchell, Crane's President and Chief Executive Officer, stated: “Crane delivered another impressive quarter, its first as a newly independent company following completion of our April 2023 separation transaction. Core year-over-year sales growth of 5% drove a 30% increase in adjusted operating profit from continuing operations, further demonstrating how we have positioned our businesses to drive accelerated growth along with consistent and differentiated operational execution. Notably, adjusted operating margins were at or above 20% in both of our strategic growth platforms."
Mr. Mitchell added: “Driving long-term, sustainable value creation is receiving management's undivided attention, including both organic growth initiatives and the pursuit of attractive, high-return acquisitions to further accelerate growth and strengthen our business. As always, we will deploy our capital with strict financial and strategic discipline, prioritizing internal investments for growth followed by M&A and returns to shareholders. Today, we have approximately $1 billion in acquisition capacity, and we are actively exploring a number of small and medium-sized bolt-on acquisitions across both of our strategic growth platforms, each of which have significant synergy and growth potential."
Mr. Mitchell concluded: “The strength of our strategic growth platforms, each with proprietary, innovative and differentiated solutions for our attractive end markets, paired with our proven execution capabilities give us confidence in our ability to navigate any potential market conditions. We are extremely excited about our opportunities and prospects in the quarters and years ahead; in the near-term, that optimism is tempered somewhat by persistent supply chain challenges in our aerospace and defense end markets, as well as signs of expected slowing order activity in a handful of our industrial and process flow markets and geographies. Balancing these factors, and supported by our extremely strong financial performance in the first half of this year, we are raising our adjusted EPS guidance by $0.20 to a range of $3.80 to $4.10 from the prior range of $3.60-$3.90."

Second Quarter 2023 Results From Continuing Operations
Second quarter 2023 GAAP earnings from continuing operations per diluted share (EPS) was $0.75, and adjusted EPS was $1.10.
Second quarter sales declined 4%, with 5% core sales growth more than offset by an 8% impact from the May 2022 divestiture of Crane Supply and a slight impact from unfavorable foreign exchange. Operating profit from continuing operations of $63 million increased 44% compared to the prior year, and adjusted operating profit from continuing operations of $84 million increased 30%. Operating profit margin increased 420 basis points to 12.4% driven primarily by higher pricing and productivity. Adjusted operating profit margin increased 430 basis points to 16.5%.
Summary of Second Quarter 2023 Results from Continuing Operations

	Second Quarter		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$510	$530	$(21)	(4)%
Core sales			25	5%
Foreign exchange			(2)	(0)%
Divestiture impact			(44)	(8)%

Operating profit	$63	$44	$19	44%
Adjusted operating profit*	$84	$65	$19	30%

Operating profit margin	12.4%	8.2%		420bps
Adjusted operating profit margin*	16.5%	12.2%		430bps
*Please see the attached Non-GAAP Financial Measures tables

Cash Flow and Other Financial Metrics
During the second quarter of 2023, cash provided by operating activities from continuing operations was $52 million, capital expenditures were $12 million, and free cash flow (cash provided by operating activities less capital spending) was $40 million. Adjusted free cash flow (free cash flow excluding cash outflows related to the separation transaction) was $60 million. (Please see the attached non-GAAP Financial Measures tables.)
As of June 30, 2023, the Company's cash balance was $219 million with total debt of $262 million.

Second Quarter 2023 Segment Results
All comparisons detailed in this section refer to operating results for the second quarter 2023 versus the second quarter 2022.
Aerospace & Electronics

	Second Quarter		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$189	$162	$28	17%

Operating profit	$38	$28	$10	36%

Operating profit margin	20.2%	17.5%		270bps
Sales of $189 million increased 17% compared to the prior year. Operating profit margin of 20.2% increased 270 basis points from last year, primarily reflecting the impact of higher volumes and productivity. Aerospace & Electronics' order backlog was $675 million as of June 30, 2023 compared to $613 million as of December 31, 2022, and $534 million as of June 30, 2022.
Process Flow Technologies

	Second Quarter		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$263	$296	$(33)	(11)%
Core sales			13	4%
Foreign exchange			(2)	(1)%
Divestiture impact			(44)	(15)%

Operating profit	$51	$41	$10	25%
Adjusted operating profit*	$53	$46	$7	14%

Operating profit margin	19.2%	13.7%		550bps
Adjusted operating profit margin*	20.0%	15.6%		440bps
*Please see the attached Non-GAAP Financial Measures tables
Sales of $263 million decreased 11%, with 4% core sales growth more than offset by a 15% impact from the divestiture of Crane Supply and a 1% impact from unfavorable foreign exchange. Operating profit margin increased 550 basis points to 19.2% driven by strong pricing, productivity and execution. Adjusted operating profit margin increased 440 basis points to 20.0%. Process Flow Technologies order backlog was $353 million as of June 30, 2023 compared to $369 million as of December 31, 2022, and $349 million as of June 30, 2022.

Engineered Materials

	Second Quarter		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$57	$73	$(16)	(21%)

Operating profit	$10	$7	$3	34%
Adjusted operating profit*	$10	$11	$(1)	(12%)

Operating profit margin	17.1%	10.0%		710bps
Adjusted operating profit margin*	16.6%	14.8%		180bps
*Please see the attached Non-GAAP Financial Measures tables
Sales of $57 million decreased 21% compared to the prior year. Operating profit margin improved 710 basis points to 17.1% driven by strong pricing net of inflation and productivity, partially offset by lower volumes. Adjusted operating profit margin improved 180 basis points to 16.6%.
Raising 2023 Outlook and Guidance
We are raising our adjusted EPS from continuing operations guidance by $0.20 to a range of $3.80 to $4.10, from the prior range of $3.60 to $3.90.
Key assumptions for our revised guidance include:
•Total sales growth of approximately 6% (prior 5%) and core sales growth of approximately 5% to 7% (prior 4% to 6%).
•Adjusted operating margin of ~15.0% (prior 14.5%).
•Corporate cost of ~$70 million (unchanged).
•Net non-operating expense of ~$15 million (prior ~$16 million).
•Adjusted tax rate of ~23% (unchanged).
•Diluted shares of ~57.3 million (unchanged).

Additional details of our outlook and guidance are included in the presentation that accompanies this earnings release available on our website at www.craneco.com in the "investors" section.

Declaring Third Quarter Dividend

Crane announced its regular quarterly dividend of $0.18 per share for the third quarter of 2023. The dividend is payable on September 13, 2023 to shareholders of record as of August 31, 2023.

Additional Information
Crane operated as part of Crane Holdings, Co. for the entire first quarter of 2023 prior to completion of the separation transaction on April 3. Crane Holdings, Co. (now renamed Crane NXT, Co.) results are now reflected as the historical results of Crane, with the Payment & Merchandising Technologies segment presented as discontinued operations. Certain current year year-to-date and prior year quarterly and year-to-date non-GAAP information is not presented due to this change in reporting methodology.

Conference Call
Crane has scheduled a conference call to discuss the second quarter financial results on Wednesday, July 26, 2023 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.
About Crane Company

Crane Company has delivered innovation and technology-led solutions for customers since its founding in 1855. Today, Crane is a leading manufacturer of highly engineered components for challenging, mission-critical applications focused on the aerospace, defense, space and process industry end markets. The Company is comprised of two strategic growth platforms, Aerospace & Electronics and Process Flow Technologies, as well as the Engineered Materials segment. Crane has approximately 7,000 employees in the Americas, Europe, the Middle East, Asia and Australia. For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Crane’s portfolio composition and its relationship with Crane NXT, Co. following the business separation; benefits and synergies of the separation transaction; strategic and competitive advantages of Crane; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; the continuing effects from the COVID-19 pandemic on our business and the global and U.S. economies generally; information systems and technology networks failures and breaches in data security, theft of personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to our reportable segments, including Aerospace & Electronics, Process Flow Technologies and Engineered Materials; the ability and willingness of Crane Company and Crane NXT, Co. to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the separation transaction and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the separation transaction.

Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2022 and the other documents Crane and its subsidiaries file from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the information statement filed as an exhibit to Crane’s registration statement on Form 10. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Crane assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.
(Financial Tables Follow)
Source: Crane Company

CRANE COMPANY
Condensed Statements of Operations Data
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales:
Aerospace & Electronics	$189.2	$161.5	$369.3	$318.6
Process Flow Technologies	263.2	296.0	534.6	607.4
Engineered Materials	57.2	72.8	119.5	143.1
Total net sales	$509.6	$530.3	$1,023.4	$1,069.1

Operating profit (loss):
Aerospace & Electronics	$38.3	$28.2	$75.9	$56.2
Process Flow Technologies	50.6	40.6	113.9	89.6
Engineered Materials	9.8	7.3	21.2	20.2
Corporate	(35.6)	(32.4)	(70.4)	(59.5)
Total operating profit	$63.1	$43.7	$140.6	$106.5

Interest income	$0.8	$0.6	$1.7	$0.9
Interest expense	(5.3)	(0.8)	(11.8)	(1.4)
Gain on sale of business	—	228.7	—	228.7
Miscellaneous (expense) income, net	(1.3)	13.0	(1.9)	16.1
Income from continuing operations before income taxes	57.3	285.2	128.6	350.8
Provision for income taxes	14.0	78.6	29.4	98.1
Net income from continuing operations attributable to common shareholders	43.3	206.6	99.2	252.7
Income from discontinued operations, net of tax	2.3	51.6	52.1	110.5
Net income attributable to common shareholders	$45.6	$258.2	$151.3	$363.2

Earnings per diluted share from continuing operations	$0.75	$3.63	$1.73	$4.40
Earnings per diluted share from discontinued operations	0.04	0.91	0.91	1.92
Earnings per diluted share	$0.79	$4.54	$2.64	$6.32

Average diluted shares outstanding	57.4	56.9	57.4	57.5
Average basic shares outstanding	56.7	56.1	56.6	56.7

Supplemental data:
Cost of sales	$308.5	$352.8	$615.4	$699.9
Selling, general & administrative	138.0	133.8	267.4	262.7
Transaction related expenses (a)	19.2	19.6	32.2	25.6
Repositioning related charges, net (a)	1.7	1.3	1.9	3.1
Depreciation and amortization (a)	9.8	12.3	19.6	20.9
Stock-based compensation expense (a)	8.4	5.1	14.0	10.4

(a) Amounts included within Cost of sales and/or Selling, general & administrative costs.

CRANE COMPANY
Condensed Balance Sheets
(unaudited, in millions)

	June 30, 2023	December 31, 2022

Assets
Current assets
Cash and cash equivalents	$218.9	$427.0
Accounts receivable, net	299.7	269.7
Inventories, net	360.8	294.2
Other current assets	154.4	135.1
Current assets of discontinued operations	—	625.9
Total current assets	1,033.8	1,751.9

Property, plant and equipment, net	254.2	248.3
Other assets	196.8	195.6
Goodwill	694.3	690.9
Long-term assets of discontinued operations	—	1,504.9
Total assets	$2,179.1	$4,391.6

Liabilities and Equity
Current liabilities
Short-term borrowings	$—	$399.6
Accounts payable	158.8	179.2
Accrued liabilities	231.2	260.5
Income taxes	11.1	34.2
Current liabilities of discontinued operations	—	614.7
Total current liabilities	401.1	1,488.2

Long-term debt	262.3	—
Long-term deferred tax liability	53.3	55.3
Other liabilities	224.8	217.2
Long-term liabilities of discontinued operations	—	726.9

Total equity	1,237.6	1,904.0
Total liabilities and Equity	$2,179.1	$4,391.6

CRANE COMPANY
Condensed Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating activities:
Net income	$43.3	$206.6	$99.2	$252.7
Gain on sale of business	—	(228.7)	—	(228.7)
Depreciation and amortization	9.8	12.3	19.6	20.9
Stock-based compensation expense	8.4	5.1	14.0	10.4
Defined benefit plans and postretirement cost (credit)	1.9	(3.4)	4.8	(5.5)
Deferred income taxes	(5.3)	36.5	(3.7)	44.2
Cash used for operating working capital	1.3	26.4	(183.3)	(117.5)
Defined benefit plans and postretirement contributions	(5.4)	(5.5)	(5.7)	(6.2)
Environmental payments, net of reimbursements	(0.6)	(3.7)	(1.9)	(5.0)
Asbestos related payments, net of insurance recoveries	—	(15.9)	—	(23.4)
Other	(1.0)	10.2	4.0	12.8
Total provided by (used for) operating activities from continuing operations	52.4	39.9	(53.0)	(45.3)
Investing activities:
Capital expenditures, net	(12.1)	(7.0)	(20.8)	(17.5)
Proceeds from sale of business	—	314.3	—	314.3
Total (used for) provided by investing activities from continuing operations	(12.1)	307.3	(20.8)	296.8
Financing activities:
Dividends paid	(10.2)	(26.4)	(36.8)	(53.1)
Reacquisition of shares on open market	—	(27.9)	—	(203.7)
Stock options exercised, net of shares reacquired	0.8	1.1	13.7	1.8
Debt issuance costs	(3.4)	—	(7.5)	—
Net proceeds (repayments) from issuance of commercial paper with maturities of 90 days or less	—	15.4	—	119.4
Proceeds from term loan	300.0	—	650.0	—
Repayment of term loan	(36.9)	—	(436.9)	—
Distribution of Crane NXT, Co.	(578.1)	—	(578.1)	—
Total used for financing activities from continuing and discontinued operations	(327.8)	(37.8)	(395.6)	(135.6)
Discontinued operations:
Total provided by operating activities	—	64.4	34.6	94.3
Total used for investing activities	—	(5.1)	(4.1)	(7.6)
Increase in cash and cash equivalents from discontinued operations	—	59.3	30.5	86.7
Effect of exchange rate on cash and cash equivalents	(3.8)	(25.3)	0.2	(30.6)
(Decrease) increase in cash and cash equivalents	(291.3)	343.4	(438.7)	172.0
Cash and cash equivalents at beginning of period	510.2	307.2	657.6	478.6
Cash and cash equivalents at end of period	218.9	650.6	218.9	650.6
Less: Cash and cash equivalents of discontinued operations	—	128.5	—	128.5
Cash and cash equivalents of continuing operations at end of period	$218.9	$522.1	$218.9	$522.1

CRANE COMPANY
Order Backlog
(unaudited, in millions)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Aerospace & Electronics	$675.1	$644.8	$613.1	$591.6	$534.4
Process Flow Technologies	352.9	363.0	368.8	353.7	348.6
Engineered Materials	14.5	16.8	16.2	18.5	22.0
Total backlog	$1,042.5	$1,024.6	$998.1	$963.8	$905.0

CRANE COMPANY
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Three Months Ended June 30,
	2023		2022	% Change
	$	Per Share	$	(on $)
Net sales (GAAP)	$509.6		$530.3	(4)%

Adjusted Operating Profit and Adjusted Operating Profit Margin
Operating profit (GAAP)	$63.1		$43.7	44%
Operating profit margin (GAAP)	12.4%		8.2%

Special items impacting operating profit:
Transaction related expenses(a)	19.2		19.6
Repositioning related charges, net	1.7		1.3
Adjusted operating profit (Non-GAAP)	$84.0		$64.6	30%
Adjusted operating profit margin (Non-GAAP)	16.5%		12.2%

Adjusted Net Income and Adjusted Net Income per Share
Net income from continuing operations attributable to common shareholders (GAAP)	$43.3	$0.75
Transaction related expenses(a)	19.2	0.33
Repositioning related charges, net	1.7	0.03
Impact of pension non-service costs	1.5	0.03
Tax effect of the Non-GAAP adjustments	(2.3)	(0.04)
Adjusted net income (Non-GAAP)	$63.4	$1.10

Adjusted EBITDA and Adjusted EBITDA Margin
Net income (GAAP)	$43.3
Net income margin (GAAP)	8.5%

Adjustments to net income:
Interest expense, net	4.5
Income tax expense	14.0
Depreciation	8.0
Amortization	1.8
Miscellaneous expense, net	1.3
Repositioning related charges, net	1.7
Transaction related expenses(a)	19.2
Adjusted EBITDA (Non-GAAP)	$93.8
Adjusted EBITDA Margin (Non-GAAP)	18.4%

(a) Represents transaction‑related expenses primarily associated with the separation.

CRANE COMPANY
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Three Months Ended June 30, 2023	Aerospace & Electronics	Process Flow Technologies	Engineered Materials	Corporate	Total Company
Net sales	$189.2	$263.2	$57.2	$—	$509.6

Operating profit (GAAP)	$38.3	$50.6	$9.8	$(35.6)	$63.1
Operating profit margin (GAAP)	20.2%	19.2%	17.1%		12.4%

Special items impacting operating profit:
Transaction related expenses(a)	—	—	—	19.2	19.2
Repositioning related charges, net	—	2.0	(0.3)	—	1.7
Adjusted operating profit	$38.3	$52.6	$9.5	$(16.4)	$84.0
Adjusted operating profit margin	20.2%	20.0%	16.6%		16.5%

Three Months Ended June 30, 2022
Net sales	$161.5	$296.0	$72.8	$—	$530.3

Operating profit (GAAP)	$28.2	$40.6	$7.3	$(32.4)	$43.7
Operating profit margin (GAAP)	17.5%	13.7%	10.0%		8.2%

Special items impacting operating profit:
Transaction related expenses(a)	—	4.2	3.5	11.9	19.6
Repositioning related charges, net	—	1.3	—	—	1.3
Adjusted operating profit	$28.2	$46.1	$10.8	$(20.5)	$64.6
Adjusted operating profit margin	17.5%	15.6%	14.8%		12.2%
(a) Represents transaction‑related expenses primarily associated with the separation.
Totals may not sum due to rounding

CRANE COMPANY
Adjusted Free Cash Flow
(unaudited, in millions, except per share data)

Three Months Ended June 30,
Cash Flow Items	2023
Cash provided by operating activities from continuing operations	$52.4
Less: Capital expenditures	(12.1)
Free cash flow	$40.3
Adjustments:
Transaction-related expenses(a)	$19.2
Adjusted free cash flow	$59.5
(a) Represents transaction-related expenses primarily associated with the separation.

Crane Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including adjusted operating profit, adjusted operating margin, adjusted EPS, Free Cash Flow and Adjusted Free Cash Flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane Company. Our management uses certain forward looking non-GAAP measures to evaluate projected financial and operating results. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures for post-separation Crane Company, including Adjusted EPS, and Adjusted segment margin to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on our future GAAP results. For Crane Company, these forward looking and projected non-GAAP measures are calculated as follows:

•"Adjusted operating margin" is calculated as adjusted operating profit divided by sales. Adjusted operating profit is calculated as operating profit before Special Items which include transaction related expenses such as professional fees, and incremental costs related to the separation; and repositioning related charges. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted EPS" is calculated as adjusted net income divided by diluted shares. Adjusted net income is calculated as net income adjusted for Special Items which include transaction related expenses such as professional fees, and incremental costs related to the separation; repositioning related charges; and, the impact of pension non-service costs. We believe that non-GAAP financial measures adjusted for these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

We believe that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted Operating Profit" and "Adjusted Operating Margin" add back to Operating Profit items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: transaction related expenses and repositioning related (gains) charges. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted Net Income" and "Adjusted EPS" exclude items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted Operating Profit such as: transaction related expenses and repositioning related (gains) charges. Additionally, these non-GAAP financial measures exclude income and expense items that impacted Net Income and Earnings per Diluted Share such as: the impact of pension non-service costs. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted EBITDA" adds back to net income: net interest expense, income tax expense, depreciation and amortization, miscellaneous expense, net, and Special Items including transaction related expenses. "Adjusted EBITDA Margin" is calculated as adjusted EBITDA divided by net sales. We believe that adjusted EBITDA and adjusted EBITDA margin provide investors with an alternative metric that may be a meaningful indicator of our performance and provides useful information to investors regarding our financial conditions and results of operations that is complementary to GAAP metrics.

•“Free Cash Flow” and “Adjusted Free Cash Flow” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free Cash Flow is calculated as cash provided by operating activities less capital spending. Adjusted Free Cash Flow is calculated as Free Cash Flow adjusted for certain cash items which we believe may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items related to the separation transaction. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.